Exhibit 6.20

PPEX ATS COMPANY AGREEMENT

This PPEX ATS Company Agreement (including the policies and documents referenced below, collectively, this “Agreement”), effective as of the effective date set forth below (“Effective Date”), is entered into by and between Landa App 2, LLC, a Delaware series limited liability company (“Landa”), the individual series registered under Landa set forth under Schedule 1 hereto as may be amended from time to time or otherwise joined to this Agreement by a separately executed joinder agreement (each a “Series,” and collectively with Landa, the “Company”), and North Capital Private Securities Corporation, a Delaware corporation (“NCPS”, together with Company, the “Parties”, and each, a “Party”).

The following Exhibits are incorporated by reference into this Agreement and made a part hereof, and by signing this Agreement, Company acknowledges and agrees that this Agreement includes and is subject to the Exhibits:

Exhibit A – Services

Exhibit B – Fees and Expenses

Exhibit C – List of Authorized Users

Exhibit D – Terms and Conditions

Exhibit E – PPEX ATS User Manual

In addition to the Exhibits, this Agreement incorporates by reference NCPS’s and its affiliates’ data privacy policies (currently North Capital’s Commitment to Privacy and, as applicable, North Capital’s Supplemental Privacy Notice for California Residents) (as amended from time to time, the “Privacy Policy”) and website terms of use (currently North Capital’s Website Terms of Use, including North Capital’s Supplemental Provisions for PPEX Users) (as amended from time to time, the “Terms of Use”), as posted on NCPS’s website from time to time at www.ppex.com (or such other website designated by NCPS for the PPEX ATS (as defined below), and its activities thereon, the “PPEX Site”). This cover page, the Exhibits, the Terms of Use, the Privacy Policy and any application or registration forms or other documents and authorizations completed by Company in connection with the PPEX ATS collectively constitute this Agreement.

A.	NCPS is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the operator of the Public Private Execution Network Alternative Trading System or PPEX ATS, an electronic alternative trading system registered with the SEC and FINRA on Form ATS currently operated through the PPEX Site (“PPEX ATS”).

B.	The PPEX ATS provides a platform for its Members (as defined in the PPEX ATS User Manual, attached as Exhibit E or as otherwise posted on the PPEX Site (as amended from time to time, the “User Manual”)) to facilitate resale transactions of unlisted securities by qualified participants outlined in the User Manual (including a ROFR Transaction, each, a “Trade”). For purposes of this Agreement, a “ROFR Transaction” means any transaction by or on behalf of an issuer of securities or a third party, or their assignees or delegees, pursuant to a right of first refusal, preemptive right or similar mechanism, or request to alter the transaction in lieu thereof, including a seller entering into a Trade with a different buyer preferred by the issuer or a third party or a redemption by or on behalf of the issuer or a third party, whether by law, contract, bylaw, charter or otherwise.

C.	Each Series has offered and sold its securities as qualified by the SEC under Tier 2 of Regulation A of the Securities Act of 1933, as amended (“Regulation A”), and is seeking to pre-qualify with NCPS to provide and maintain information accessible by Members and their clients and their employees and agents through the PPEX Site about Company’s business, operations, finances and securities to facilitate Trades and activities on the PPEX ATS.

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THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN SECTION 16 OF THE TERMS AND CONDITIONS. BY SIGNING THIS AGREEMENT, COMPANY ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AND THAT COMPANY HAS RECEIVED, READ AND UNDERSTOOD THE TERMS THEREOF.

In witness whereof, the Parties have duly executed this Agreement effective as of the Effective Date.

Effective Date:	8/3/2021

Company:		NCPS:

Entity Name:	Landa App 2, LLC	North Capital Private Securities
Corporation Jurisdiction:	Delaware	Jurisdiction:	Delaware
By:	Landa Holdings, Inc., as manager

By:	/s/ Yishai Cohen	By:	/s/ James P. Dowd
	(Signature)		(Signature)
Name:	Yishai Cohen	Name:	James P. Dowd
Title:	CEO	Title:	President and Chief Executive Officer
Date:	8/3/2021	Date:	8/2/2021

Email:	y@landa.app	Email:	jdowd@northcapital.com
james p dowd
With a copy to:		With a copy to:

Address:		Address: 623 E. Fort Union Boulevard, Suite 101
Midvale, Utah 84047
Company payment information:

Credit Card		ACH/Wire Information

Name on Card:		Bank Name:
Credit Card Number:		Account Holder Name:
Expiration Date (MM/YY):		Routing Number:
Billing Address:		Account Number:
Account Type (Checking/Savings):

Billing Contact Person

Name:
Email:
Telephone Number: ________________________

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Schedule 1- Series*

1.	Landa Series 2174 Scarbrough Road
2.	Landa Series 153 Spring Valley Circle
3.	Landa Series 126 Wildwood Road
4.	Landa Series 137 Spring Valley Circle
5.	Landa Series 3192 Lake Monroe Road
6.	Landa Series 6786 Bent Creek Drive
7.	Landa Series 45 Robertford Drive
8.	Landa Series 303 Kellys Walk
9.	Landa Series 8337 Blackfoot Trail
10.	Landa Series 4085 Springvale Way
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*	Notwithstanding any other provision in this Agreement, in lieu of the Parties completing the information above regarding Series post-signing, the Parties may maintain a web-based spreadsheet or similar mechanism corresponding to this Schedule 1 as agreed to by the Parties using the digital signature or similar feature.

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CONFIDENTIAL

Exhibit A – Services

Based on information provided by Company from time to time to, and maintained as current with, NCPS pursuant to Section 6 and the other relevant provisions of the Terms and Conditions set forth in Exhibit D (“Terms and Conditions”), NCPS shall be required:

1.	review information concerning Company’s and its affiliates’ business, operations, finances and capitalization;
2.	review Company’s governing documents;
3.	review offering materials, subscription documents and Company filings with the SEC in connection with Company’s primary issuances of securities;
4.	review of agreements, plans, bylaws, charters and other documents affecting transfer restrictions on Company’s securities; and
5.	if NCPS pre-qualifies Company and one or more Series’ securities (the “Securities”), liaise with Company to facilitate Content (as defined in the Terms and Conditions) posting and access via the Technology.

NCPS may at any time and from time to time in its sole discretion, without prior notice to Company, modify or amend the format, content and other particulars of the Services.

Notwithstanding the Services, Company shall be responsible and liable for the accuracy and completeness of all such information and compliance with applicable local, state, national and international laws, rules, regulations and orders of any governmental, judicial or regulatory authority or self-regulatory organization (“Law”), including, without limitation, any reliance upon issuance or transfer of securities pursuant to an exemption from or in compliance with federal or state registration requirements.

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Exhibit B – Fees and Expenses

Company shall pay or cause to be paid to NCPS:

1.	a subscription fee of $10,000 per year for an annual subscription or $6,000 per six months for a six month subscription to be paid within three business days of Effective Date and annually or every six months thereafter, as applicable, such amounts to be paid via the credit card or other payment method indicated on the signature page to this Agreement (or as otherwise agreed by the Parties); and
2.	documented out-of-pocket expenses incurred by NCPS in connection with due diligence, including, without limitation, bad actor and background checks and reasonable counsel fees incurred by NCPS in connection with due diligence.

NCPS may invoice Company from time to time as provided in Section 4.2 of the Terms and Conditions. ALL FEES AND EXPENSES PAID TO NCPS ARE NON-REFUNDABLE.

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Exhibit C – List of Authorized Users

The following is a list of Authorized Users:

Name	Email Address	Company Authorization Date
Yishai Cohen	Y@landa.app
Amit Assaraf	amit@landa.app
Neeraj Kumar	neeraj@landa.app

Company to maintain as current this List of Authorized Users pursuant to Section 3 and other relevant provisions of the Terms and Conditions.

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Exhibit D – Terms and Conditions

By executing this Agreement, Company agrees and acknowledges these Terms and Conditions, which are incorporated by reference:

1. Services. Company retains NCPS to perform the services as set forth on Exhibit A and such other services as the Parties may agree from time to time (the “Services”). Notwithstanding, NCPS may at any time and from time to time in its sole discretion, without prior notice to Company, modify or amend the format, content and other particulars of the Services, including terminating one or more of them, whether or not such modification or amendment adversely affects Company. Company agrees that NCPS shall have no responsibility or liability whatsoever for any such adverse effects and Company’s sole recourse is to terminate this Agreement pursuant to Section 5.

2. Non-Exclusive License. NCPS grants Company a revocable, non- exclusive, non-transferable and non-sublicensable license during the Term to view-only access the PPEX ATS through the PPEX Site and its related software and other applications and technology for the sole purpose of viewing information about Company and the Securities and Trades of the Securities. This license is in addition to the license Company has and is required to maintain during the Term (as defined below) with NCPS’s affiliate, North Capital Investment Technology, Inc., for TransactAPI pursuant to a separate Software and Services License Agreement (“SSLA”). The technology covered by the licenses outlined in this Section 2 is collectively referred to herein as the “Technology”.

3. Access. Company shall submit to NCPS in writing the names of the individuals and other information requested by NCPS of those who Company desires to have access to the PPEX Site and the PPEX ATS through Company, as set forth on Exhibit C, as updated from time to time by Company providing NCPS with prior written notice (collectively, “Authorized Users”). Such Authorized Users may be Company’s employees, representatives, consultants, and agents; provided that Company is solely responsible and liable for all acts or omissions of Authorized Users and any person conducting activity on the PPEX ATS on their behalf or through their access.

4. Fees.

4.1. Company shall pay or cause to be paid to NCPS the fees and expenses as outlined in Exhibit B, which may be updated from time to time by mutual written agreement of the Parties. NCPS fees and expenses will be paid as set forth on Exhibit B, unless otherwise agreed by the Parties. Upon Company’s request, NCPS will provide Company with copies of all relevant invoices, receipts or other evidence of such expenses. ALL FEES AND EXPENSES PAID TO NCPS ARE NON- REFUNDABLE.

4.2. To the extent not otherwise paid to NCPS pursuant to Exhibit B or Section 4.1, NCPS may invoice Company for all fees and expenses on a monthly basis by the 5th of the month, and if so invoiced, will be charged automatically by NCPS on the 15th of each month to the credit card or other payment method indicated on the signature page to this Agreement or as otherwise agreed by the Parties. Company consents to NCPS retaining and using Company’s payment information for future invoices and as provided in this Agreement. Company agrees and acknowledges that NCPS and its third party vendors may retain and use Company’s payment information to facilitate the payments provided for in this Agreement. Company agrees to provide NCPS written notice (which may be via email) of any update or changes to Company’s payment information. Absent current payment information, Company shall make, or cause to be made, all payments to NCPS within 10 days of receiving an invoice therefor. All payments made to NCPS shall be in U.S. dollars in immediately available funds.

4.3. If Company fails to make any payment when due then, in addition to all other remedies that may be available: (a) NCPS may charge interest on the past due amount at the rate of 1.5% per month, calculated daily and compounded monthly, or if lower, the highest rate permitted under Law; such interest may accrue after as well as before any judgment relating to collection of the amount due; (b) Company shall reimburse or cause to be reimbursed NCPS for all costs incurred by NCPS in collecting any late payments or interest, including attorneys’ fees, court costs and collection agency fees; and (c) NCPS may suspend its performance under this Agreement until all past due amounts and interest thereon have been paid, without incurring any obligation or liability to Company or any other person or entity by reason of such suspension; provided that cumulative late payments are subject to the overall limits as may be required by Law.

4.4. All amounts payable to NCPS in connection with this Agreement shall be exclusive of any valued added or similar tax (“VAT”), if applicable, and paid by or on behalf of Company to NCPS in full without any setoff, recoupment, counterclaim, deduction, debit or withholding for any reason (other than any deduction or withholding of tax as may be required by Law). If any VAT is chargeable in respect of any payments to NCPS, Company shall be responsible for the payment (or reimbursement) of any VAT imposed on account of any payments to NCPS by or on behalf of Company.

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5. Term and Termination.

5.1. The term of this Agreement commences as of the Effective Date and continues until terminated as provided herein (the “Term”). Either Party may terminate this Agreement for any or no reason upon at least 30 days’ prior written notice to the other Party; provided, however that in the event that NCPS modifies or amends the format, content and other particulars of the Services, including terminating one or more of them, that adversely affects Company or its operations, then Company may terminate this Agreement effectively immediately with prior written notice. NCPS may deny, suspend, limit or terminate access of any Authorized User to the PPEX ATS at any time from time to time for any or no reason without notice or liability. NCPS may terminate this Agreement effectively immediately: (a) upon a material breach of this Agreement; (b) upon the occurrence of any event that could prevent NCPS from operating the PPEX ATS, including, without limitation, any loss or potential loss of regulatory authorization or license, or any change in Law; or (c) if NCPS determines, in its sole discretion, that the security or normal operation of any part of the systems or services of the PPEX ATS (or services, equipment, facilities used to support such systems or services) has been compromised and cannot be promptly cured. Company may terminate this Agreement effectively immediately: (a) upon a material breach of this Agreement; (b) upon the occurrence of any event that could prevent Company from operating its business, including, without limitation, any loss or potential loss of regulatory authorization or license, or any change in Law; or (c) if Company determines, in its sole discretion, that the security or normal operation of any part of the systems or services resulting from the PPEX ATS (or services, equipment, facilities used to support such systems or services) has been compromised and cannot be promptly cured.

5.2. The termination of this Agreement or an Authorized User’s access to the PPEX ATS shall not relieve Company or such Authorized Users of their obligations arising from or relating to their activities in connection with the PPEX ATS prior to such termination or to pay any fees and expenses.

5.3. Upon termination of this Agreement: (a) the license granted in Section 2 will also terminate; (b) all amounts that would have become payable to NCPS had the Agreement remained in effect until expiration of the Term shall become immediately due and payable upon termination, and Company shall pay or cause to be paid such amounts, together with all previously accrued but not yet paid amounts, on receipt of NCPS’s invoice therefor; (c) NCPS shall have the right to impose reasonable limitations upon Company’s and its Authorized Users’ activities during the period between the giving of notice of termination and termination; and (d) Company shall remain liable and responsible with respect to representations, warranties or covenants (including, without limitation, any amounts payable) occurring prior to the date of such termination, whether or not claims relating to such transaction shall have been made before or after such termination.

6. Information.

6.1. Company may post news releases, financial reports and other disclosures generated by and about Company via the Technology for use in connection with the activities contemplated by the PPEX ATS; provided that such disclosures do not advertise any specific offering by Company or asset of the Company, or otherwise require the Company to file such disclosure with any governmental or regulatory agency, including the SEC. For example, any disclosure that would be deemed “Testing-the- Waters”. In addition, Company shall fully cooperate and deliver to NCPS information, due diligence and compliance items as requested by NCPS. Company is solely responsible to review all such Content and to make sure all Content is and is maintained as true, accurate, complete and correct at all times. “Content” means all information, data, text, communications software, music, sound, photographs, graphics, video, messages, logos, trademarks, services marks and other works and materials, whether publicly posted or privately delivered, transmitted, uploaded, posted, emailed or otherwise, in each case to the extent submitted to NCPS by or on behalf of Company in connection with the Services. Company authorizes NCPS and its affiliates, service providers, Members and other users of the PPEX ATS to use, disclose and retain Content in connection with this Agreement and the activities on the PPEX ATS, the provision of the services hereunder and as required by Law.

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6.2. Company shall have complete responsibility, and NCPS shall have no responsibility or liability whatsoever, for any and all Content. Company shall not submit any Content (a) known by Company to (i) infringe in any manner any copyright, patent, trademark, trade secret or other intellectual property right of any third party, (ii) materially breach any duty toward or rights of any person, including, without limitation, rights of publicity or privacy, or otherwise result in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any person, or (iii) contain any viruses, scripts, macros, programs or links to scripts, macros or programs, or (b) which is known or should have been known by Company to (i) violate any Law, (ii) be defamatory, libelous, slanderous or threatening, (iii) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or (iv) otherwise contrary to the Terms of Use (collectively, the restrictions described in (a) and (b), the “Content Restrictions”). Company agrees to notify NCPS promptly of any defacement, alteration or other condition that causes Content to violate this Agreement or the User Manual. In all such cases, Company will cooperate with NCPS in investigating the incident and instituting appropriate procedures to prevent a recurrence of any such condition. NCPS has no duty to review, and will not edit the substance of, any Content, but may reformat submitted material to improve its conformity to NCPS’s systems requirements and for any other reasonable purpose. NCPS may, at any time and from time to time, in its sole, absolute and unfettered discretion, decline to post, or remove, Content that in its reasonable good faith belief violates any of the Content Restrictions.

6.3. Company may supplement or issue corrections to news releases, financial reports and other disclosures; provided, however, Company may not delete any previously posted news release, financial report or other disclosure. NCPS will delete any Content promptly upon receiving written notice from Company that: (a) Content is erroneous or was mistakenly posted; or (b) Company or an affiliate is legally required to request its deletion.

6.4. Company shall not knowingly (after due inquiry) engage in the operation of any illegal business or use or permit anyone else to use the Services or information or any part thereof for any illegal purpose. Company may not present the Services or the information in any unfair, misleading or deceptive format.

6.5. To the extent Company will be sharing personal or financial information of a third party with NCPS in connection with this Agreement, Company shall maintain and obtain the agreement of each such third party, which shall permit Company to share such third party’s information with NCPS and its affiliates, service providers, Members and other users of the PPEX ATS for NCPS and its affiliates, service providers, Members and other users of the PPEX ATS to use, disclose and retain it in connection with this Agreement and the activities on the PPEX ATS, the provision of the services hereunder and as required by Law. NCPS shall be a third party beneficiary to such agreement.

6.6. NCPS acknowledges and agrees that it will not alter or otherwise amend the Content, provided however, that NCPS may include disclosure or take other appropriate action to comply with Law.

7. Intellectual Property.

7.1. Company grants NCPS a royalty-free, revocable, non-exclusive, non-transferable and non-sublicensable license to use Company’s corporate logos, website address, trade names and trade or service marks for the use of publicizing the PPEX ATS and its companies and operations, as well as to convey quotation information, transactional reporting information and other information regarding Company in connection with the Services.

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7.2. NCPS grants Company a revocable, non-exclusive, non- transferable and non-sublicensable license to receive, reproduce and use the information and data contained on the PPEX ATS (“Information”) provided to Company for Company’s private use at Company’s and its affiliates’ locations by each Authorized User and for no other purpose. Company and its affiliates may not sell, lease, furnish or otherwise permit or provide access to such information to any other person, except that Company and its affiliates may furnish it for internal purposes, to its and its affiliates’ directors, officers, employees and advisers. Company and its affiliates shall take reasonable security precautions to prevent persons who are not Authorized Users or otherwise permitted to receive such information from gaining access to such information.

7.3. Except for the limited licenses granted to Company by this Agreement, the Services and the Information and any proprietary rights therein are the property of NCPS and its licensors. NCPS retains the patents, trademarks, corporate logos, service marks, trade and service names, copyrights, topography rights, database rights and design rights whether or not any of them are registered and including applications for any of them, trade secrets and rights of confidence; all rights or forms of protection of a similar nature or having similar or equivalent effect to any of them that may subsist anywhere in the world from time to time contained in the Services or the Information. The Services and all Information, including, without limitation, any and all intellectual property rights inherent therein or appurtenant thereto, shall, as between the parties, be and remain the sole and exclusive property of NCPS. Company further acknowledges and agrees that NCPS’s third-party information providers have exclusive proprietary rights in their respective information. Company shall not, by act or omission, diminish or impair in any manner the acquisition, maintenance, and full enjoyment by NCPS, its licensees, transferees and assignees, of the proprietary rights of NCPS, or any of its third party information providers, in the Services and the Information. Except as permitted herein or otherwise with the express written permission of NCPS, Company will not copy, modify, adapt, translate, distribute, reverse engineer, decompile or disassemble any aspect of the Services or the Information.

7.4. Except for the limited licenses granted to NCPS by this Agreement, the Content and any proprietary rights therein are the property of Company and its licensors. Company acknowledges and agrees that NCPS has the non-exclusive license, for the full term of copyright, by itself or through third parties, to republish and reuse any Content submitted hereunder in any form in which the Content may be published or used (in any media now in existence or hereafter developed) in whole or in part. Without limiting the generality of the foregoing, and subject to the provisions of Section 6.2, Company grants NCPS the right to sell, license, distribute, copy, transmit, publicly display, publish, adapt, or create derivative works of the Content; provided that NCPS does not alter or present the Content in any way that renders the Content unfair, misleading or deceptive. Company also grants NCPS the right to authorize the downloading and printing of such Content, or any portion thereof, by users for their personal use. Company agrees that information about Company and each Authorized User, and Content, may be accessed and disclosed by NCPS to governmental, judicial or regulatory authorities or self-regulatory organizations to comply with Law and requests for information, to operate NCPS’s systems properly, or to protect NCPS or investors.

7.5. Company acknowledges and agrees that NCPS has proprietary rights in certain names, including, but not limited to, “North Capital Private Securities Corporation” and “PPEX ATS”. Company shall not use these names in any way that would infringe upon such names and shall not use these names in any advertising except upon NCPS’s prior written consent. Company acknowledges and agrees that NCPS has proprietary rights in certain corporate logos, trademarks, service marks, copyrights or patents, registered or unregistered, and except upon NCPS’s prior written consent, Company shall not use these corporate logos, trademarks, service marks, copyrights or patents, registered or unregistered, in any way that would infringe upon such logos, marks, copyrights or patents.

7.6. NCPS acknowledges and agrees that Company has proprietary rights in Company’s name and except to the extent permitted by this Agreement or upon Company’s prior written consent, NCPS shall not use it in any way that would infringe upon it. NCPS acknowledges and agrees that Company has proprietary rights in certain other corporate logos, trademarks, service marks, copyrights or patents, registered or unregistered, and NCPS shall not use these corporate logos, trademarks, service marks, copyrights or patents, registered or unregistered, and except as permitted by this Agreement or upon Company’s prior written consent, NCPS shall not use these corporate logos, trademarks, service marks, copyrights or patents, registered or unregistered, in any way that would infringe upon such logos, marks, copyrights or patents. Notwithstanding, NCPS may include the name or logo of Company in connection with any distribution of Content.

7.7. NCPS will respond to claims of intellectual property infringement, investigate notices of alleged infringements and take appropriate actions under applicable intellectual property laws in response to such infringements. Any Content or any link to any Content that is claimed to be infringing will be removed.

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8. Company’s Representations, Warranties and Covenants. Company represents, warrants and covenants to NCPS as of the Effective Date and at all times during the Term, as follows:

8.1. Company is duly organized, validly existing and in good standing under the Laws of each jurisdiction in which Company is organized or conducts business.

8.2. Company has full power and authority to enter into and perform this Agreement. This Agreement has been duly executed by Company and constitutes the legal, valid, binding, and enforceable obligation of Company, enforceable against Company in accordance with its terms.

8.3. Company shall, and shall cause each Authorized User to, be bound by and comply with this Agreement, as applicable to them. Company shall be liable for any breach of this Agreement, and any misuse or unauthorized use of the PPEX ATS or the PPEX Site, by it or any Authorized User.

8.4. Each Trade shall be conducted in compliance with all Law. If the Securities are restricted or control securities, such Trade shall be conducted in reliance upon, in compliance with and pursuant to one or more applicable federal resale exemptions or safe harbors from registration, including an exemption set forth under Regulation A, as developed through case law and interpretation (each, a “Resale Exemption”). If not “covered securities” preempted by federal law, such Trade shall be conducted in reliance upon, in compliance with and pursuant to one or more applicable state “blue sky” resale exemptions or safe harbors from state registration. As required by Law or any Resale Exemption relied upon by the parties to a Trade, including, without limitation, taking into account whether seller is an “affiliate” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and if the Securities were issued pursuant to a qualified Regulation A offering (and the tier thereof), as applicable: (a) Company shall make available to buyer and seller all required information about Company and the Securities; (b) Company shall timely fulfill all ongoing SEC reporting and disclosure obligations applicable to Company or otherwise maintain adequate current public information, as well as complete any post-Trade filings; (c) any applicable seller holding period shall have been satisfied; (d) any applicable volume limitations shall be adhered to; (e) any applicable manner of sale and restrictions on solicitation shall be adhered to; and (f) buyer shall provide representations and warranties in support of the applicable Resale Exemption such as regarding suitability, investment intent and understanding of receipt of restricted securities. Company shall provide any information reasonably requested to NCPS in support of such compliance with Law and any Resale Exemption relied upon by the parties to a Trade.

8.5. NCPS has no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of any counterparty to a Trade or to advise or opine on any related solvency issues.

8.6. Company shall conduct its business as it relates to this Agreement, any Trade, the activities on the PPEX ATS or the access to or use of the PPEX Site in compliance with this Agreement and all Law and has obtained all licenses, registrations, approvals and consents as are necessary or advisable to conduct such business.

8.7. None of Company or its affiliates or their officers, directors, general partners or managing members or Authorized Users, their predecessors or affiliates (each, a “Covered Person”, and together, “Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) through (viii) or Rule 262 under the Securities Act or a “statutory disqualification” described in Section 3(a)(39) of the Securities Act (a “Disqualification Event”). Company shall promptly notify NCPS in writing if at any time it becomes aware of: (a) any Disqualification Event relating to any such Covered Person; or (b) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any such Covered Person.

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8.8. All information provided to NCPS, including, without limitation, Content, shall be true, correct and complete in all material respects, and shall not contain any untrue statement of a fact or omit to state a fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. NCPS shall be entitled to rely upon and assume the accuracy and completeness of all such information without independent investigation, and NCPS shall not be responsible for verifying the adequacy, accuracy or completeness thereof for any purpose.

8.9. (a) NCPS is not providing any recommendation or advice in connection with NCPS’s engagement hereunder or its provision of services (including, without limitation, any business, investment, solicitation, legal, accounting, regulatory, tax or other advice); (b) Company is solely responsible for ensuring that its activities comply with Law; (c) Company shall rely on its own judgment in engaging NCPS under this Agreement; and (d) NCPS is: (i) not making any representations with respect to the quality of any investment opportunity, the Trade or any person or entity; (ii) does not guarantee the closing or performance of any Trade; and (iii) is not an investment adviser, does not provide investment advice and does not recommend securities transactions.

8.10. There are no Actions against or involving Company or any Covered Person that: (a) allege any violation by them of any criminal, securities or commodities Law of any jurisdiction, regulatory or self- regulatory organization or exchange; or (b) if decided, would have a material adverse effect on the ability of Company to fulfill its obligations in connection with this Agreement.

8.11. Company and Authorized Users shall: (a) observe high standards of fair dealing and just and equitable principles of trade; (b) not manipulate or attempt to manipulate the market; (c) not knowingly participate in a Trade other than in good faith for the purpose of executing bona fide transactions to convey accurate and complete information regarding such Trade; (d) not make any fraudulent or misleading communications, or knowing misstatement of a material fact or engage in any fraudulent act or any scheme to defraud, deceive, trick or mislead; (e) cooperate promptly and fully with NCPS in any investigation or inquiry with respect to a Company’s use of the PPEX ATS and any transaction effected through the PPEX ATS; and (f) provide to NCPS such information as NCPS may reasonably request in order for NCPS to: (i) satisfy NCPS’s obligation to conduct a reasonable inquiry under Section 4(a)(3) of the Securities Act, Section 4(a)(4) of the Securities Act and any other applicable Resale Exemptions; (ii) conduct the due diligence and review; and (iii) comply with any other applicable regulatory or compliance obligations.

8.12. NCPS is not responsible for clearing, settlement or custody of assets transacted on the PPEX ATS, which shall be handled independently between the buyer and seller in a Trade and conducted without NCPS’s involvement or assistance. Company shall promptly facilitate the settlement of any Trade and update its capitalization records accordingly.

8.13. Company shall promptly inform NCPS of any ROFR Transaction and any underlying right with respect thereto.

8.14. Company’s representations, warranties and covenants are continuing and deemed to be reaffirmed each time Company provides NCPS with any instructions. Company shall promptly notify NCPS if any representation, warranty or covenant ceases to be true, correct, accurate and complete and shall thereafter discontinue effecting transactions pursuant to this Agreement.

9. NCPS’s Representations, Warranties and Covenants. NCPS represents, warrants and covenants to Company as of the Effective Date and at all times during the Term, as follows:

9.1. NCPS is duly organized, validly existing and in good standing under the Laws of each jurisdiction in which NCPS is organized or conducts business.

9.2. NCPS has full power and authority to enter into and perform this Agreement. This Agreement has been duly executed by NCPS and constitutes the legal, valid, binding, and enforceable obligation of NCPS, enforceable against NCPS in accordance with its terms.

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9.3. NCPS is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a member in good standing of FINRA and a broker or dealer duly registered as such in any state where offers and sales of Securities are made. NCPS will comply with Law, including the Securities Act, the Exchange Act, of applicable states and FINRA, in providing the Services pursuant to this Agreement. NCPS has all required licenses and permits required to perform its obligations under this Agreement, including, but not limited to, all licenses and permits to perform the Services.

9.4. The PPEX ATS is, and during the term of this Agreement will be, duly registered with the SEC and FINRA on Form ATS.

9.5. There are no Actions against or involving NCPS that: (a) allege any violation of any criminal, securities or commodities Law of any jurisdiction, regulatory or self-regulatory organization or exchange; or (b) if decided, would have a material adverse effect on the ability of NCPS to fulfill its obligations in connection with this Agreement.

9.6. NCPS’s representations, warranties and covenants are continuing. NCPS shall promptly notify Company if any representation, warranty or covenant ceases to be true, correct, accurate and complete and shall thereafter discontinue effecting transactions pursuant to this Agreement.

10. Assignment. Except to Authorized Users as permitted by this Agreement, Company shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, in connection with this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without NCPS’s prior written consent. Any purported assignment, delegation or transfer in violation of this Section 10 is void. Subject to this Section 10, this Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns irrespective of any change with regard to the name of or the personnel of any Party.

11. Entirety. This Agreement (which includes the NDA, all Exhibits, the Privacy Policy and the Terms of Use, including the Supplement, and any listing application or registration forms or other documents and authorizations completed by Company in connection with the PPEX ATS) collectively constitutes the sole and entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes and merges all prior and contemporaneous proposals, understandings, agreements, representations and warranties, both written and oral, between the Parties relating to such subject matter.

12. Survival. Notwithstanding the expiration or termination of this Agreement, the Parties shall continue to be bound by the provisions of this Agreement that reasonably require some action or forbearance (or are required to implement such action or forbearance) after such expiration or termination, including, but not limited to, those related to fees and expenses, indemnities, confidentiality obligations, exclusions to and limitations of NCPS’s liability and warranties and such provisions shall survive. Except as the context otherwise requires, all representations, warranties and covenants of Company contained in this Agreement shall be deemed to be representations, warranties and covenants during the Term, and such representations, warranties and covenants and the indemnification provisions shall remain operative and in full force and effect and shall survive the expiration or termination of this Agreement.

13. Confidential Information.

13.1. While performing under this Agreement, each Party will be exposed to information about each other Party (“Disclosing Party”) or its affiliates or their business, which information is not known publicly (“Confidential Information”, as defined more specifically below). The Party being exposed to the information (including those to whom such Party discloses such information on a need-to-know basis in connection with a Party’s rights or obligations hereunder, “Recipient”) shall not disclose or use Confidential Information for any reason other than to further the specific activities permitted by this Agreement.

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13.2. As used herein, “Confidential Information” refers to matters relating to the Disclosing Party’s or its affiliates’ operations, performance, internal procedures, operations and finances, including, but not limited, to current, future and proposed products and product prototypes and samples, methodologies, technology, manufacturing techniques, trade secrets, financial and customer information, information from, by or about entities seeking to become, or have become, issuers, accredited investor information and documentation, procurement requirements, sales, merchandising and marketing plans, whether tangible or intangible, printed or electronic, disclosed directly or indirectly through one or more intermediaries, in writing, orally or by inspection of tangible objects, and all notes and derivative works based on or reflecting any such information or materials. “Confidential Information” also includes confidential or proprietary information of third parties that the Disclosing Party is permitted to disclose to the other Party.

13.3. “Confidential Information” shall not include any information that:

(a) is at the time of disclosure, or subsequently becomes, publicly known otherwise than by an act or omission of the Recipient in breach of this Agreement; (b) is already in the Recipient’s possession without any obligation of confidentiality at the time of disclosure, as shown by the Recipient’s written records in existence before the date of disclosure; (c) is independently developed by the Recipient without use of or reference to the Disclosing Party’s Confidential Information, as shown by the Recipient’s written records in existence before the date of disclosure; or (d) the Recipient is required by Law to disclose, so long as, to the extent permitted under Law, the Recipient gives the Disclosing Party prior written notice and helps the Disclosing Party obtain a court order protecting the information from disclosure.

13.4. Company and NCPS agree not to disclose, reproduce, transfer or use the Confidential Information, except: (a) as required under this Agreement; and (b) as reasonably necessary for the performance of this Agreement. Nothing in this Section 13 shall prevent NCPS from retaining and disclosing, and it shall not be required to give notice or assist in obtaining a court order with respect to any Confidential Information it deems necessary to retain or disclose to any governmental, judicial or regulatory authority or self-regulatory organization or in connection with legal, financial or regulatory filings, audits or examinations or pursuant to any other legal process. The Parties agree to further abide by any Law of any federal, state or self-regulatory body governing the confidentiality obligations of broker-dealers.

13.5. If the Parties previously entered into a non-disclosure agreement, which remains in effect as of the Effective Date (“NDA”), then in the event of a conflict between such NDA and this Agreement, the terms of this Agreement will prevail.

13.6. No Party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement or otherwise use each other Party’s trademarks, service marks, trade names, logos, domain names or other indicia of source, affiliation or sponsorship, in each case, without the prior written consent of Company and NCPS, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that NCPS may, without Company’s consent, include Company and its affiliates’ names and logos in NCPS’s promotional and marketing materials.

13.7. To the extent permitted under Law, Company and NCPS agree to promptly notify the other concerning any material communications from or with any governmental or regulatory authority or self-regulatory organization with respect to this Agreement or the performance of its obligations hereunder, unless such notification is expressly prohibited by the applicable governmental or regulatory authority or self-regulatory organization.

14. Indemnification.

14.1. Company shall and shall cause its affiliates, jointly and severally, at their own cost and expense, to defend, indemnify and hold harmless NCPS, its affiliates and their licensors and service providers, and its and their respective officers, directors, employees, advisors, agents, representatives, contractors, consultants, licensors, suppliers, successors and assigns (collectively, “NCPS Parties”) from and against any and all losses, damages, liabilities, deficiencies, claims, causes, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including, without limitation, reasonable attorneys’ fees, the costs of enforcing any right hereunder, the costs of pursuing any insurance providers, the costs of collection and the costs of defending against or appearing as a witness (“Losses”) in connection with all actions (including issuer and equity owner actions), disputes, claims, counterclaims, inquiries, proceedings, investigations and legal process regardless of the source (collectively, “Actions”) arising out of or relating to this Agreement or Company’s or its Authorized Users’ activities relating to the PPEX ATS; provided that Company’s obligations do not apply to Losses resulting from NCPS’s fraud as determined by final non-appealable order of a court or arbitrator of competent jurisdiction under Section 16.

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14.2. NCPS shall and shall cause its affiliates, jointly and severally, at their own cost and expense, to defend, indemnify and hold harmless Company, its affiliates and their licensors and service providers, and its and their respective officers, directors, employees, advisors, agents, representatives, contractors, consultants, licensors, suppliers, successors and assigns (collectively, “Company Parties”) from and against any and all Losses in connection with all Actions resulting from NCPS’s fraud as determined by final non-appealable order of a court or arbitrator of competent jurisdiction under Section 16; provided that NCPS’ obligations do not apply to Losses resulting from Company fraud as determined by final non-appealable order of a court or arbitrator of competent jurisdiction under Section 16.

15. Amendment; Waiver. Except as otherwise provided in this Agreement, including the addition of a Series as provided in Schedule 1, no amendment to or modification of this Agreement by a Party will be effective unless it is in writing and signed by a duly authorized representative of the other Party. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16. Choice of Law, Jurisdiction and Dispute Resolution.

16.1. The provisions of governing law and jurisdiction in the Terms of Use are superseded by this Section 16. This Agreement shall be governed by and construed under the laws of the State of Utah, without giving effect to its choice of law, conflict of laws or “borrowing”, statutes, rules, principles and precedent. Both Parties irrevocably submit to the exclusive jurisdiction of the state and federal courts located in Salt Lake City, Utah.

16.2. Notwithstanding Section 16.1, the Parties agree that in the event an Action arises between NCPS and Company in connection with or as a result of the execution of this Agreement or the transactions contemplated hereby, such Actions shall be resolved through arbitration, and the Parties agree to submit such Actions for resolution in accordance with the commercial arbitration rules of the American Arbitration Association (unless otherwise required by FINRA rules to be conducted by FINRA and FINRA does not decline jurisdiction) in Salt Lake City, Utah within five days after receiving a written request from the other Party to do so. The Parties acknowledge and agree that the result of the arbitration proceeding shall be final and binding, and by agreeing to arbitration, each Party hereby waives its right to seek remedies in court.

16.3. Notwithstanding the above agreement to arbitrate, each Party acknowledges and agrees that a breach or threatened breach by a Party of any of its obligations in connection with this Agreement may cause the other Party irreparable harm for which monetary damages may not be an adequate remedy and agrees that, in the event of such breach or threatened breach, the other Party will be entitled to seek equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from any court, without any requirement to post a bond or other security, or to prove actual damages or that monetary damages are not an adequate remedy. Such remedies and any other remedies set forth in this Agreement are not exclusive and are cumulative in addition to all other remedies that may be available at law, in equity or otherwise. In addition, the Parties may litigate in court to compel arbitration, stay a proceeding pending arbitration, or to confirm, modify, vacate, enforce or enter judgment on the award entered in any arbitration proceeding under this Section 16.

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16.4. TO THE FULLEST EXTENT PERMITTED BY LAW, THE COLLECTIVE AGGREGATE LIABILITY OF THE NCPS PARTIES UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE PPEX ATS ACTIVITIES OR ITS OTHER SUBJECT MATTER, TO COMPANY, ANY OTHER PARTY OR THIRD PARTY, UNDER ANY LEGAL OR EQUITABLE THEORY, WHETHER ARISING OUT OF TORT (INCLUDING NEGLIGENCE), BREACH OF CONTRACT, STRICT LIABILITY, INDEMNIFICATION, BREACH OF STATUTORY DUTY, BREACH OF WARRANTY, RESTITUTION OR OTHERWISE, WHETHER BROUGHT DIRECTLY OR AS A THIRD PARTY CLAIM, SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY COMPANY TO AND RECEIVED BY NCPS DURING THE 12 MONTHS PRECEDING THE DATE OF THE EVENT GIVING RISE TO THE ACCRUAL OF THE ACTION. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CAUSE OF ACTION COMPANY MAY HAVE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PPEX ATS ACTIVITIES OR ITS OTHER SUBJECT MATTER MUST BE COMMENCED WITHIN ONE YEAR AFTER THE CAUSE OF ACTION ACCRUES; OTHERWISE, SUCH CAUSE OF ACTION IS PERMANENTLY BARRED. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. None of the NCPS

Parties shall be liable to Company or to anyone else for any special, exemplary, indirect, incidental, consequential or punitive damages of any kind or for any costs of procurement of substitution of services or any lost profits, lost business, trading losses, loss of use of data or interruption of business or services arising out of this Agreement, including, without limitation, any breach of this Agreement or any services performed, regardless of the basis for liability.

16.5. Subject to Section 16.4, in any Action by which one Party either seeks to enforce this Agreement or seeks a declaration of any rights or obligations under this Agreement, the non-prevailing Party will pay the prevailing Party’s costs and expenses, including, but not limited to, reasonable attorneys’ fees.

16.6. At NCPS’s or its affiliate’s determination, a breach under this Agreement by Company will constitute a default by Company or its affiliates under all other agreements any of them have then in effect with NCPS or its affiliates and vice versa, including, without limitation, the SSLA.

16.7. In connection with this Section 16, Company agrees, as follows: (a) the Parties are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which an Action is filed pursuant to this Section 16; (b) arbitration awards are generally final and binding such that a Party’s ability to have a court reverse or modify an arbitration award is extremely limited; (c) the ability of the Parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings; (d) the arbitrators do not have to explain the reasons for their award, unless in an eligible case a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date; (e) the panel of arbitrators may include a minority of arbitrators who were or are affiliated with the securities industry; (f) the rules of some arbitration forums may impose time limits for bringing an Action in arbitration and in some cases an Action that is ineligible for arbitration may be brought in court; and (g) the rules of the arbitration forum in which the Action is filed, and any amendments thereto, shall be incorporated into this Agreement. NCPS shall provide Company with a copy of this pre-dispute arbitration clause or this Agreement or inform Company that NCPS does not have a copy thereof, within 10 business days of receipt of Company’s written request. Upon written request of Company, NCPS shall provide Company with the names of, and information on how to contact or obtain the rules of, all arbitration forums in which an Action may be filed under this Agreement.

16.8. To the full extent permitted by Law, no arbitration or other proceeding shall be joined with any other or decided on a class-action basis. No person or entity shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person or entity who has initiated in court a putative class action; or who is a Company of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (a) the class certification is denied; (b) the class is decertified; or (c) Company is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement, except to the extent stated herein.

17. Notices; Consent to Electronic Communications. All notices, requests, consents, claims, demands, waivers and other communications in connection with this Agreement (“notices”) have binding legal effect only if in writing and addressed to a Party as set forth on the signature page hereto (or to such other address that such Party may designate from time to time in accordance with this Section 17). Notices sent in accordance with this Section 17 will be deemed effectively given: (a) when received, if delivered by hand, with signed confirmation of receipt; (b) when received, if sent by a nationally recognized overnight courier, signature required; or (c) on the third day after the date mailed by certified or registered mail, return receipt requested, postage prepaid. In addition, Company consents to the receipt of electronic records and communications regarding all Company transactions and dealings with NCPS.

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18. Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. Upon such determination that any provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

19. Relationship of the Parties. The Parties’ relationship is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever. Company hereby acknowledges and agrees that NCPS is not a fiduciary and has not accepted any fiduciary duties, responsibilities or liabilities with respect to its activities hereunder.

20. Third Party Beneficiaries. Except as otherwise set forth in Section 14, this Agreement is for the sole benefit of the Parties and, subject to Section 10, their respective successors and assigns. Nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. NCPS Parties shall be third party beneficiaries as set forth in Section 14.

21. Interpretation; Headings and References. The Parties intend this Agreement to be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. Further, the headings used in this Agreement and the references throughout to the policies and documents constituting this Agreement are for convenience only and are not intended to be used as an aid to interpretation. All such references are subject to the full text of such policies and documents. Any decision by NCPS with respect to the interpretation or application of this Agreement shall be final and binding on Company, including all Authorized Users.

22. Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Upon execution and delivery of a counterpart to this Agreement by both Parties, each Party shall be bound by this Agreement. A signed copy of this Agreement by facsimile, email or other means of electronic transmission or signature is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

23. Privacy.

23.1. Each Party agrees any non-public personal information (as defined in Regulation S-P of the SEC) disclosed to it in connection with this Agreement is being disclosed for the specific purpose of permitting such Party to perform such Party’s obligations and the services set forth in this Agreement. Each Party agrees that, with respect to such information, it will comply with Regulation S-P of the SEC, the Gramm-Leach-Bliley Act (15 U.S.C § 6081 et seq.) and all other applicable U.S. privacy Law and it will not disclose any non-public personal information received in connection with this Agreement to any other party (except to the other Party), except to the extent required to carry out this Agreement or as otherwise permitted or required by Law. Each Party shall comply with all other privacy Law outside of the U.S. applicable to such Party or such Party’s activities in connection with this Agreement.

23.2. Each Party shall: (a) comply with all applicable requirements of the CCPA (as defined below), when collecting, using, retaining or disclosing personal information; (b) limit personal information collection, use, retention and disclosure to activities reasonably necessary and proportionate to the performance of this Agreement or other compatible operational purpose; (c) only collect, use, retain or disclose personal information collected in connection with this Agreement; (d) not collect, use, retain, disclose, sell or otherwise make personal information available for such Party’s own commercial purposes or in a way that does not comply with the CCPA; (e) promptly comply with the other Party’s request or instruction requiring such Party to provide, amend, transfer or delete the personal information, or to stop, mitigate, or remedy any unauthorized processing; (f) reasonably cooperate and assist the other Party in meeting any compliance obligations and responding to related inquiries, including responding to verifiable consumer requests, taking into account the nature of such Party’s processing and the information available to such Party; and (g) notify the other Party immediately if it receives any complaint, notice or communication that directly or indirectly relates to either Party’s compliance. For purposes of this Agreement, “CCPA” means the California Consumer Privacy Act of 2018, as amended (Cal. Civ. Code §§ 1798.100 to 1798.199), and any related regulations or guidance provided by the California Attorney General.

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24. Citations. Any reference to Law are current citations. Any changes in the citations (whether or not there are any changes in the text of such Law) shall be automatically incorporated into this Agreement.

25. User Manual. NCPS may amend or repeal any provision in the User Manual or adopt a new User Manual at any time. Any such amendment, repeal or adoption shall upon the effective date of such amendment, repeal or adoption, as applicable, be binding on Company, including its Authorized Users, and unless otherwise required by Law, all Trades entered into after such effective date. NCPS will provide notice to Company, including its Authorized Users, of any material changes to the User Manual by publishing the change on the PPEX Site.

26. Modifications to the PPEX ATS. NCPS shall have sole discretion and control over, and the right to modify at any time, the functionality, configuration, appearance and content of the PPEX ATS, including, without limitation, the: (a) selection of transactions generally available on the PPEX ATS; (b) parameters and protocols by which Trades are placed or otherwise processed by the PPEX ATS; and (c) availability of the PPEX ATS with respect to particular transactions at any particular times or locations.

27. Audio Taping of Telephone Conversations. Company understands and agrees that in order to verify transactions and other information related to this Agreement, NCPS may tape-record telephone conversations with it and its employees, agents and representatives, including its Authorized Users. Company also understands that such recordings may take place without an audible electronic “beep”, tone or vocal announcement to indicate that the line may be recorded. Company will be solely responsible for notifying, and obtaining the consent of, all of its present and future employees, agents and representatives, including its Authorized Users, that such conversations may be recorded. Company consents to the admission of such recordings as evidence in any adjudication of any Action in connection with this Agreement.

*     *     *

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Exhibit E – PPEX ATS User Manual

(attached or as otherwise posted on the PPEX Site)

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JOINDER AGREEMENT

Reference is made to that certain PPEX ATS Company Agreement, dated as of August 9, 2021 (the “Agreement”), by and between Landa App 2 LLC, a Delaware limited liability company (“Landa”), and North Capital Private Securities Corporation, a Delaware corporation (“NCPS”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

By executing and delivering this Joinder Agreement to NCPS, each of the undersigned Series hereby agrees, as follows:

1.	Series is becoming a party to, will be bound by and shall comply with the provisions of the Agreement, and the Series securities (“Series Securities”) will be subject to, and Series recognizes that Series will receive the benefits of, the Agreement from and after the date of this Joinder Agreement, in the same manner as if the Series were an original signatory to such Agreement;

2.	Series shall be “Company” and the Series Securities shall be “Securities”, as such terms are defined in the Agreement, for all purposes of the Agreement;

3.	Any notice required or permitted by the Agreement shall be given to Series at the address or email set forth below; and

4.	This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile or electronic signature), each of which shall constitute an original when so executed and all of which together shall constitute one and the same Agreement.

[Signature Page Attached]

SERIES:

LANDA APP 2 LLC - 2174 SCARBROUGH ROAD STONE MOUNTAIN GA LLC

By: Landa Holdings, Inc.
Its: Manager

By:	/s/ Yishai Cohen
(Signature)
Name:	Yishai Cohen
Title:	CEO
Address:	6 W. 18th Street
New York, NY 10011
Email:	hi@landa.app

LANDA APP 2 LLC - 153 SPRING VALLEY CIRCLE STOCKBRIDGE GA LLC

By: Landa Holdings, Inc.
Its: Manager

By:	/s/ Yishai Cohen
(Signature)
Name:	Yishai Cohen
Title:	CEO
Address:	6 W. 18th Street
New York, NY 10011
Email:	hi@landa.app

LANDA APP 2 LLC - 126 WILDWOOD ROAD STOCKBRIDGE GA LLC

By: Landa Holdings, Inc.
Its: Manager

By:	/s/ Yishai Cohen
(Signature)
Name:	Yishai Cohen
Title:	CEO
Address:	6 W. 18th Street
New York, NY 10011
Email:	hi@landa.app

[Signature Page- Joinder Agreement]

LANDA APP 2 LLC - 137 SPRING VALLEY CIRCLE STOCKBRIDGE GA LLC

By: Landa Holdings, Inc.
Its: Manager

By:	/s/ Yishai Cohen
(Signature)
Name:	Yishai Cohen
Title:	CEO
Address:	6 W. 18th Street
New York, NY 10011
Email:	hi@landa.app

LANDA APP 2 LLC - 3192 LAKE MONROE ROAD DOUGLASVILLE GA LLC

By: Landa Holdings, Inc.
Its: Manager

By:	/s/ Yishai Cohen
(Signature)
Name:	Yishai Cohen
Title:	CEO
Address:	6 W. 18th Street
New York, NY 10011
Email:	hi@landa.app

LANDA APP 2 LLC - 6786 BENT CREEK DRIVE REX GA LLC

By: Landa Holdings, Inc.
Its: Manager

By:	/s/ Yishai Cohen
(Signature)
Name:	Yishai Cohen
Title:	CEO
Address:	6 W. 18th Street
New York, NY 10011
Email:	hi@landa.app

[Signature Page- Joinder Agreement]

LANDA APP 2 LLC - 45 ROBERTFORD DRIVE COVINGTON GA LLC

By: Landa Holdings, Inc.
Its: Manager

By:	/s/ Yishai Cohen
(Signature)
Name:	Yishai Cohen
Title:	CEO
Address:	6 W. 18th Street
New York, NY 10011
Email:	hi@landa.app

[Signature Page- Joinder Agreement]

Accepted and Agreed:

LANDA:

Landa App 2 LLC

By: Landa Holdings, Inc.
Its: Manager

By:	/s/ Yishai Cohen
(Signature)
Name:	Yishai Cohen
Title:	CEO

[Signature Page- Joinder Agreement]